Exhibit 10.1

SECOND AMENDMENT

This Second Amendment (this “Amendment”) to the Credit Agreement referred to below is dated as of May 12, 2011, by and among MANTECH INTERNATIONAL CORPORATION, a Delaware corporation, in its capacity as Borrower under the Credit Agreement referred to below (the “Borrower”), the Lenders party hereto (the “Consenting Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below.

STATEMENT OF PURPOSE:

The Borrower, the Lenders, certain other financial institutions and the Administrative Agent are parties to the Credit Agreement dated as of April 30, 2007 (as amended by that certain First Amendment and Consent dated as of December 18, 2009 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders have agreed to grant such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms not otherwise defined herein (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2. Credit Agreement Amendment. Section 7.06(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) the Borrower may (i) make Restricted Payments to any Person that owns an Equity Interest in the Borrower, ratably according to such Person’s holdings of the type of Equity Interest in respect of which such Restricted Payment is being made (unless otherwise agreed by all of the owners of a particular class of Equity Interests and provided that any such agreement by any class does not have an adverse effect with respect to any other class of Equity Interests) or (ii) repurchase its Equity Interests pursuant to a stock repurchase plan approved by the Borrower’s board of directors, all such repurchases of Equity Interests pursuant to clause (ii) together with all such Restricted Payments made pursuant to clause (i) in an aggregate amount not to exceed $80,000,000 in any fiscal year, so long as each of the following conditions is satisfied:

(i) no Event of Default shall have occurred and be continuing;

(ii) the Borrower demonstrates (to the satisfaction of the Administrative Agent) compliance with the financial covenants set forth in Section 7.12 both before and after giving pro forma effect to the following transactions;

(iii) immediately after giving effect to such purchase or acquisition, (A) the Consolidated Leverage Ratio of the Borrower and its Subsidiaries shall not be greater than 2.75 to 1.00 and (B) the Consolidated Fixed Charge Coverage Ratio

of the Borrower and its Subsidiaries shall not be less than 1.20 to 1.00, in each case, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(iv) immediately after giving effect to such purchase or acquisition (including, without limitation, the funding of any Loans in connection therewith), the Aggregate Commitments shall exceed the Total Outstandings by at least $50,000,000; and”

3. Conditions to Effectiveness. Upon the satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date hereof:

(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent (on behalf of itself and each of the Consenting Lenders by virtue of each Consenting Lender’s execution of a Lender Authorization) and the Borrower;

(b) the Administrative Agent shall have received executed Lender Authorizations from the Consenting Lenders constituting Required Lenders; and

(c) the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment.

4. Effect of the Amendment. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5. Representations and Warranties/No Default. By their execution hereof,

(a) the Borrower hereby certifies, represents and warrants to the Administrative Agent and the Lenders that after giving effect to the amendment set forth in Section 2 above, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects (unless such representation and warranty is subject to a materiality qualifier in which case it must be true and correct in all respects) as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representation and warranty is subject to a materiality qualifier in which case it must be true and correct in all respects) as of the earlier date) and that no Default or Event of Default has occurred or is continuing under the Credit Agreement; and

(b) the Borrower hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(ii) this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

6. Reaffirmations. The Borrower (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of the Borrower under, or release the Borrower from any obligations under the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party, (b) confirms and reaffirms its obligations under the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party and (c) agrees that the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party remain in full force and effect and are hereby ratified and confirmed. In furtherance of the reaffirmations set forth in this Section 6 the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all Collateral and all proceeds thereof as security for the Obligations, in each case subject to any applicable terms and conditions set forth in the Guaranty Agreement, the Collateral Agreement and each other Security Document to which it is a party.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9. Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

MANTECH INTERNATIONAL CORPORATION

By:	/s/ Kevin M. Phillips
	Name:	Kevin M. Phillips
	Title:	Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent (on behalf of itself and the Consenting Lenders who have executed a Lender Authorization) and as L/C Issuer and a Lender

By:	/s/ Jim Langley
	Name:	Jim Langley
	Title:	Vice President